Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2019 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1)           The election of the following eight (8) directors to the Board of Directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	12,062,053	116,851	2,349,618
Cynthia A. Flanders	11,814,965	363,939	2,349,618
Peter W. Getsinger	12,140,423	38,481	2,349,618
William F. Griffin, Jr.	11,820,670	358,234	2,349,618
John R. Jeffrey, Jr.	12,030,854	148,050	2,349,618
William F. Leimkuhler	12,118,378	60,526	2,349,618
W.G. Champion Mitchell	10,848,315	1,330,589	2,349,618
James W. Quinn	11,991,368	187,536	2,349,618

(2)           The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,921,896	242,968	14,040	2,349,618

(3)           The nonbinding advisory choice that future stockholder advisory votes on the Company’s executive compensation be conducted every year (the “say-on-frequency” vote).

The result of the voting was as follows:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
11,045,378	5,782	1,107,410	20,334	2,349,618

(4)           The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2020.

The result of the voting was as follows:

FOR	AGAINST	ABSTAIN
14,422,459	68,563	37,500